UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Church & Dwight Co., Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

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Church & Dwight Co., Inc.	469 North Harrison Street Princeton, New Jersey 08543-5297

SUSAN E. GOLDY

Vice President, General Counsel and Secretary

IMPORTANT REMINDER TO STOCKHOLDERS

April 23, 2007

Dear Stockholder:

Proxy Material for the Annual Meeting of Shareholders of Church & Dwight was sent to you recently. According to our records, your proxy for this meeting, which will be held on Thursday, May 3, 2007, has not been received.

For the reasons set forth in the proxy statement dated March 15, 2007, your Board of Directors unanimously recommends that shareholders vote “FOR” the Election of three persons to serve as Directors for a term of three years, approval of the Church & Dwight & Co., Inc. Annual Incentive Plan and ratification of the appointment of Deloitte & Touche as independent registered public accounting firm to audit our 2007 consolidated financial statements.

Regardless of the number of shares you own, it is important that they are represented and voted at the Annual Meeting. ACCORDINGLY, PLEASE TAKE A MOMENT NOW TO VOTE BY ANY OF THE THREE METHODS IDENTIFIED BELOW:

1.	Vote by telephone: Call 1-800-690-6903. Have the 12-digit control number listed on your Voting Instruction Form available and follow the simple instructions.

2.	Vote by Internet: Go to www.proxyvote.com. Have the 12-digit control number listed on your Voting Instruction Form available and follow the simple instructions.

3.	Vote by Mail: Vote, sign, date and mail the enclosed proxy in the postage-paid envelope included for your convenience.

YOUR VOTE IS IMPORTANT. THE DEADLINE TO SUBMIT YOUR VOTING INSTRUCTIONS BY TELEPHONE OR THROUGH THE INTERNET IS 11:59 P.M., EASTERN TIME, ON MAY 2, 2007.

Thank you for your participation.

Sincerely,

/s/ Susan E. Goldy
Susan E. Goldy
Vice President, General Counsel and Secretary

CONSUMER PRODUCTS	SPECIALTY PRODUCTS